ALLIANZ SE AFFILIATED COMPANIES

as of 1-1-2015

The numbers and indentations in the list below indicate levels of ownership. Each company is either wholly-owned or majority-owned by the company that precedes it on the list. For example, a level (2) company either wholly-owns or majority-owns all the level (3) companies listed below it. Therefore, Allianz of America, Inc. (Delaware) either wholly-owns or majority-owns Allianz Life Insurance Company of North America (Minnesota), etc. The state or other sovereign power under which each company is organized is listed in parenthesis at the end of the company name.

(1)
Allianz SE
Allianz SE (Munich)
AZ – Arges Vermogensverwaltungsgesellschaft MBH (Munich, Germany)
Fusion Company (Delaware)
Allianz Europe B.V. (Netherlands)
Allianz Europe LTD. (Amsterdam, Netherlands)
A.C.I.F. Allianz Compagnia Italia Finanziamenti S.p.A. (Milan, Italy)
Allianz Global Assistance SAS (Paris, France)
Allianz Holding France S.A (Paris, France)
Allianz France S.A. (Paris, France)
AGA International SA (Paris, France)
AGA, Inc. (District of Columbia)
AGA Service Company (Virginia)
Jefferson Insurance Company (New York)
Allianz Global Corporate & Specialty AB (Munich, Germany)
Allianz Risk Transfer AG (Zurich Switzerland)
Allianz Risk Transfer, Inc. (New York, NY)
Euler Hermes S.A. (Paris France)
Euler Hermes ACI Holding, Inc. (Owings Mills Maryland, United States)
Euler Hermes North America Insurance Company (Owings Mills Maryland, United States)
Euler Hermes Services North America, LLC (Owings Mills Maryland, United States)
Euler Hermes Collections North America Company (Louisville, Kentucky, United States)
Allianz Foundation of North America (California)
Allianz Finance Corporation (Delaware)
Allianz Finanzbeteiligungs GmbH (Munich)
Allianz Asset Management AG (Munich)
Allianz Asset Management of America Holdings Inc. (Delaware)

	(2)	Allianz of America, Inc (Delaware)
		(3)	Allianz Mexico, S.A. Compania De Seguros Mexico
(3)
Allianz Global Risks US Insurance Company (Illinois)
Allianz Underwriters Insurance Company (Illinois)
1739908 Ontario, Inc. (Canada)
AIM Underwriting Ltd. (Canada)
Allianz Risk Consulting, LLC (California)
Allianz Aviation Managers, LLC (New York)
AGCS Marine Insurance Company (Illinois)
Wm. H. McGee & Co. Inc. (New York)
Wm. H. McGee & Company of Puerto Rico, Inc. (Puerto Rico)
Wm. H. McGee & Company (Bermuda) LTD (Bermuda)
Allianz Global Corporate & Specialty of Bermuda Limited (Bermuda)
Fireman’s Fund Insurance Company (California)
Fireman’s Fund Foundation
American Automobile Insurance Company (Missouri)
Fireman’s Fund Insurance Company of Hawaii, Inc. (Hawaii)
Associated Indemnity Corporation (California)
Fireman’s Fund Indemnity Corporation (New Jersey)
Chicago Insurance Company (Illinois)
Par Holdings LTD (Bermuda 20.05%)
Fireman’s Fund Insurance Company of Ohio (Ohio)
Life Sales, LLC (California 100%)
Interstate Fire & Casualty Company (Illinois)
Fireman’s Fund Financial Services, LLC (Delaware)
National Surety Corporation (Illinois)
International Film Guarantors, LLC (California)
International Film Guarantors LTD (UK)
The American Insurance Company (Ohio)
Standard General Agency, Inc. (Texas)

(3)
Allianz Life Insurance Company of North America (Minnesota)
Allianz Life Financial Services, LLC (Minnesota)
Allianz Investment Management, LLC (Minnesota)
AZL PF Investments, Inc. (Minnesota)
Dresdner Kleinwort Pfandbriefe Investments II, Inc. (Delaware)
Allianz Fund Investments, Inc. (Delaware)
Allianz Life and Annuity Company (Minnesota)
Allianz Individual Insurance Group, LLC (Minnesota)
Allegiance Marketing Group, LLC (Florida)
Ann Arbor Annuity Exchange, LLC (Michigan)
InForce Solutions, LLC (Georgia)
Roster Financial, LLC (New Jersey)
American Financial Marketing, LLC (Minnesota)
GamePlan Financial Marketing, LLC (Georgia)
Personalized Brokerage Services, LLC (Kansas)
The Annuity Store Fin. & Ins. Services, LLC (California)
Yorktown Financial Companies, Inc. (Indiana)
Questar Capital Corporation (Minnesota)
Questar Asset Management Inc. (Minnesota)
Questar Agency, Inc. (Minnesota)
Allianz Life Insurance Company of New York (New York)
Allianz Life Insurance Company of Missouri (Missouri)
Allianz Annuity Company of Missouri (Missouri)

		(3)	San Francisco Reinsurance Company (California)
(3)
Allianz Asset Management of America LLC (Delaware)
Allianz Asset Management of America L.P.
Oppenheimer Group, Inc, (Delaware)
Allianz Global Investors U.S. Holdings LLC (Delaware)
Allianz Global Investors U.S. LLC (Delaware)
Private Fund GP/Management Entities
Allianz Global Investors Capital Limited (UK)
NFJ Investment Group LLC (Delaware)
Allianz Global Investors Fund Managment LLC (Delaware)
Allianz Global Investors Distributors LLC (Delaware)
Pacific Investment Management Company LLC (Delaware)
Private Fund GP/Management Entities
PIMCO Global Advisors LLC (Delaware)
PGA Global Services LLC (Delaware)
PIMCO Global Advisors (Resources) LLC (Delaware)
PIMCO Australia Pty Limited (Australia)
PIMCO Asia Pte Ltd (Singapore)
PIMCO Europe Ltd (UK)
PIMCO Asia Limited (Hong Kong)
PIMCO (Schweitz) GmbH (Switzerland)
PIMCO Japan Ltd (BVI)
PIMCO Global Advisors (Irelend) Limited (Ireland)
PIMCO Global Holdings LLC (Delaware)
PIMCO Canada Corp.
PIMCO Latin America Administradora de Carteirsas Ltda. (Brazil)
StocksPLUS Management Inc. (Delaware)
PIMCO Investments LLC (Delaware)
PIMCO Luxembourg IV S.A. (Luxembourg)

		(3)	PFP Holdings, Inc. (Delaware)
		(3)	Allianz Real Estate of America LLC (Delaware)
		(3)	AZOA Services Corporation (New York)
		(3)	AMOS of America LLC (Delaware)
		(3)	Allianz Capital Partners of America, Inc (Delaware)